Exhibit 10.1

SENIOR SECURED NOTES REPURCHASE AGREEMENT

This SENIOR SECURED NOTES REPURCHASE AGREEMENT (this “Agreement”) to repurchase 10% Senior Secured Notes of Vista Gold Corporation due March 4, 2011 is made as of May 13, 2010 by and between Whitebox Advisors LLC (the “Holder”) and Vista Gold Corporation, a company organized and existing under the laws of the Yukon Territory, Canada (the “Company”).

RECITALS

WHEREAS, the Holder is the legal and beneficial owner and holder of the 10% Senior Secured Notes of the Company due March 4, 2011 (the “Notes”) identified on Schedule A hereto, issued pursuant to a Senior Secured Note Indenture dated March 4, 2008 (the “Indenture”) by and among, the Company, Minera Paredones Amarillos S.A. de C.V., as guarantor, HSBC Bank USA, N.A., as trustee (the “Trustee”), and HSBC México, S.A. de C.V., Institución de Banca Múltiple, Grupo Financiero HSBC, División Fiduciaria, as collateral agent;

WHEREAS, the Notes, to date, have not matured; and

WHEREAS, the Holder, desiring to sell the Notes, approached the Company with respect thereto, and the Company in turn desires to repurchase Notes from the Holder in the aggregate principal amount identified on Schedule A hereto (the “Subject Notes”).

NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and agreements of the parties contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Repurchase and Sale of the Subject Notes.

1.1           Subject to the terms and conditions of this Agreement, the Company agrees to repurchase from the Holder and the Holder agrees to sell to the Company the Subject Notes identified on Schedule A hereto, in the principal amount and for an aggregate purchase price as set forth on Schedule A hereto, to be paid as follows: (i) 40% of the principal amount of the Subject Notes to be paid in cash discounted at 1.5% (“Purchase Price”) and (ii) 60% of the principal amount of the Subject Notes and the remaining interest on the Subject Notes though maturity to be paid through the issuance of common shares of the Company (“Shares”).     .

1.2           The repurchase and sale of the Subject Notes shall take place at the offices of Dorsey & Whitney LLP, 370 17th Street, Denver, Colorado 80202 on May 20, 2010, or such other date as the parties may agree upon in writing upon satisfaction of the conditions to closing provided in Sections 2 and 3 hereof  (the “Closing Date”).

1.3           On  or prior to the Closing Date, Holder shall deliver the Subject Notes on behalf of Company to the Trustee, duly endorsed or accompanied by an assignment duly endorsed in a form acceptable to the Trustee, or by means of the book-entry transfer procedures of The Depositary Trust Company, as depositary for the Subject Notes, or by other means of transfer reasonably acceptable to Company and the Trustee, against payment by the Company to the Holder of the Purchase Price described on Schedule A hereto, by wire transfer using the wire instructions to be provided separately to the Company by the Holder and delivery of the Shares to Holder by means of the book-entry transfer procedures of The Depositary Trust Company.

1.4           The Holder hereby agrees that upon receipt of the Purchase Price and the Shares, the Subject Notes shall be cancelled by the Trustee and the Company shall have no further obligation to the Holder thereunder.

SECTION 2.                                Conditions Precedent to the Holder’s Obligation to Close

The Holder’s obligation to sell the Subject Notes and to take the other actions required to be taken by the Holder pursuant to this Agreement is subject to the satisfaction, or waiver, of the following conditions:

2.1           The representations and warranties of the Company made in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though then made.

2.2           The Company shall have duly performed and complied with all of the obligations that the Company is required to perform or to comply with pursuant to this Agreement on or prior to the Closing Date.

SECTION 3.                                Conditions Precedent to the Company’s Obligation to Close

The Company’s obligation to repurchase the Subject Notes and to take the other actions required to be taken by the Company pursuant to this Agreement is subject to the satisfaction, or waiver, of the following conditions:

3.1           The representations and warranties of the Holder made in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though then made.

3.2           The Holder shall have duly performed and complied with all of the obligations that the Holder is required to perform or to comply with pursuant to this Agreement on or prior to the Closing Date.

3.3           The Shares shall have been approved for listing by the NYSE Amex and the Toronto Stock Exchange.

SECTION 4.                                Representations And Warranties Of Holder.

Holder represents and warrants to the Company, as of the date hereof and as of the date of delivery of the Subject Notes that:

(a)           The execution, delivery and performance by Holder of this Agreement, and the consummation of the transactions contemplated hereby are within the powers of Holder and have been or will have been duly authorized by all necessary action on the part of Holder, and that this Agreement constitutes a valid and binding agreement of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or

(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)           The execution, delivery and performance by Holder of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of Holder.

(c)           The execution, delivery and performance by Holder and Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate the articles of incorporation (or similar constituent document) or bylaws of Holder, (ii) violate any material agreement to which Holder is a party or by which Holder or any of its property or assets is bound, or (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to Holder.

(d)           Holder is the beneficial owner of the Subject Notes, and upon the consummation of the transactions contemplated hereby, the Company will receive the Subject Notes, in each case, free and clear of any encumbrances, including, without limitation, any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

(e)           There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of Holder who might be entitled to any fee or commission from Company or Holder upon consummation of the transactions contemplated by this Agreement.

(f)           The Holder has received all the information it considers necessary or appropriate to determine whether to sell the Subject Notes to the Company pursuant to this Agreement. The Holder acknowledges (i) the Company has not made any representation or warranty, express or implied, except as set forth herein, regarding any aspect of the sale and purchase of the Subject Notes, the operation or financial condition of the Company or the value of the Subject Notes, (ii) that it is not relying upon the Company in making its decision to sell the Subject Notes to the Company pursuant to this Agreement and (iii) that the Company is relying upon the truth of the representations and warranties in this Section 4 in connection with the purchase of the Subject Notes hereunder.

(g)           The Holder has had an opportunity to review the federal, state and local tax consequences of the sale of the Subject Notes to the Company and the transactions contemplated by this Agreement with its own tax advisors. The Holder is relying solely on such advisors and not on any statements or representations of the Company.

(h)           The Holder has made no general solicitation in connection with the sale of the Subject Notes, acknowledges that it independently approached the Company regarding the transactions contemplated hereby and that the Company did not initiate or attempt to initiate the transactions contemplated hereby.

SECTION 5. Representations, Warranties And Covenants Of The Company.

5.1           Company represents and warrants to the Holder, as of the date hereof and as of the date of delivery of the Shares, that:

(a) The execution, delivery and performance by Company of this Agreement, and the consummation of the transactions contemplated hereby and thereby are within the powers of Company and have been or will have been duly authorized by all necessary action on the part of Company, and that this Agreement constitutes a valid and binding agreement of Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b) The execution, delivery and performance by Company of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of Company.

(c) The execution, delivery and performance by Holder and Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate the articles of incorporation or bylaws of Company, (ii) violate any material agreement to which Company is a party or by which Company or any of its property or assets is bound, (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to Company,.

(d) The Shares, when issued in exchange for the Subject Notes in accordance with this Agreement, will be duly and validly authorized and issued, fully-paid and non-assessable, free and clear of all encumbrances, liens, equities or claims. On or before the date of issuance of the Shares, the Shares shall have been approved for listing on the NYSE Amex and the Toronto Stock Exchange.

(e) There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of Company who might be entitled to any fee or commission from Company or Holder upon consummation of the transactions contemplated by this Agreement.

(f)  Upon the consummation of the transactions contemplated hereby and thereby the Company shall make all required disclosures on a timely basis, provided however, that if the Company determines that disclosure of the transactions requires disclosure on Form 8-K such disclosure shall be made within (4) business days of the consummation of the transactions contemplated by this Agreement.

(g)  Except for equity securities issuable upon exercise or conversion of outstanding securities of the Company as of the date of this Agreement, the Company hereby agrees that it will not issue any equity securities of the Company or enter into any agreements, discussions or negotiations relating to the issuance of any equity securities of the Company, other than securities issued pursuant to this Agreement, for a period of 14 days following the issuance of the Shares pursuant to the terms of this Agreement. .

(h)           The Company has made no general solicitation in connection with the repurchase of the Subject Notes, acknowledges that it was independently approached by the Holder regarding the transactions contemplated hereby and did not initiate or attempt to initiate the transactions contemplated hereby.

5.2           Company covenants to the Holder that it will use its best efforts to obtain the approval of the listing of the Shares on the NYSE Amex and the Toronto Stock Exchange.

SECTION 6. Exempt Transaction.

(a)            Holder understands and acknowledges that the Shares have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws and that the exchange of the Subject Notes for the Shares hereby is intended to be exempt from such registration requirements pursuant to Section 3(a)(9) of the Securities Act  and exemptions from state securities laws, which exemptions depends upon, among other things, the accuracy of the Holder’s representations expressed herein.

(b) Holder represents and warrants to the Company that it did not purchase the Subject Notes with a view to, or for sale in connection with, any distribution of the Shares issuable upon exchange of the Subject Notes.

(c) Holder represents and warrants to the Company that to the knowledge of Holder, no commission or other remuneration has been or will be paid or given, directly or indirectly, for soliciting the transactions contemplated hereby.

(d) The Holder represents and warrants to the Company either:

(1) the Subject Notes do not constitute “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, or

(2) if the Subject Notes constitute “restricted securities”, the Holder will so indicate on Schedule A hereto and the Holder understands and agrees that (i) the Shares cannot be used to cover short sales entered into by the Holder and (ii) until the expiration of the holding period applicable to sales of the Shares under Rule 144(d) under the Securities Act (or any successor provision), any certificate evidencing such Shares shall bear a legend to that effect unless otherwise agreed by Company in writing.

(e) Holder represents and warrants to the Company that the Holder is not an “affiliate” of the Company as such term is defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SECTION 7.                                Termination.   If the approval of the listing of the Shares on the NYSE Amex or Toronto Stock Exchange is not approved within five business days of the date of this Agreement, either party shall have the right to terminate this Agreement and all its obligations hereunder by providing written notice to the other party of such termination.

SECTION 8. Survival; Indemnity. The representations and warranties of the parties hereto contained in this Agreement shall survive the consummation of the transactions contemplated hereby. The Holder and the Company agree to indemnify and protect the other party, its employees, contractors, agents and attorneys and its successors and assigns and hold them harmless from and against any and all losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred as a result of the breach by the Holder or the Company, as applicable, of any of its representations, warranties or covenants contained in this Agreement.

SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to the Holder, as indicated on the signature pages hereto,

if to Trustee to:

HSBC Bank USA, N.A.
Attn.: Mr. Frank Godino, Vice President International Finance
10 East 40th Street, 14th Floor
New York, New York 10016-0200
Phone: 212-525-1316
                        Fax:  212-525-1300; email: frank.godino@us.hsbc.com

if to the Company to:

Vista Gold Corporation
7961 Shaffer Parkway, Suite 5
Littleton, Colorado 80127
Attn: Michael B. Richings
Fax: (720) 981-1186

With a copy to:  Mr. Gregory G. Marlier

Dorsey & Whitney LLP
370 17th Street, Suite 4700
Denver, Colorado 80202
Attn: Kenneth Sam
Fax: (303) 629-3450

or to such other address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 6 p.m. EST in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 10. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 11. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

SECTION 12. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns;  provided  that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of laws principles thereof.  The parties hereto hereby agree that any action brought under this Agreement or related to the transactions contemplated hereby shall be in a Federal or State court located in the County of New York in the State of New York.

SECTION 14. Waiver Of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this agreement or the transactions contemplated hereby.

SECTION 15. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 16. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 17. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

SECTION 18. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

SECTION 19.  Further Assurances.                                                                Each party hereby agrees to execute any additional documents and take any additional actions as may be reasonably necessary to carry out the terms of this Agreement.

[Signature Pages Follow]

If the foregoing is acceptable to you, please acknowledge your agreement by signing below in the space provided for your signature and returning an original copy hereof.

Date: May 13, 2010

VISTA GOLD CORPORATION

By:  /s/ Gregory G. Marlier
Name:  Gregory G. Marlier
Title: Chief Financial Officer

THE FOREGOING IS AGREED TO
AND ACKNOWLEDGED BY:

WHITEBOX ADVISORS, LLC On behalf of its client accounts set forth in Schedule A

By:  /s/ Mark Strefling
Name:  Mark Strefling
Title:  Chief Legal Officer

Address for Notices to Holder pursuant to Section 9

3033 Excelsior Blvd, Ste 300
Minneapolis, MN 55416

Attention:  Dan Philp
Phone:  612-253-6084
Fax:  612-253-6151
Email:  dphilp@whiteboxadvisors.com

SCHEDULE A

Principal amount of 10% Convertible Notes due 2011 to be exchanged by Holder: $5,667,000
Accrued Interest of 10% Convertible Notes due 2011 to be exchanged by Holder, through March 4,2011 since Dec 15, 2009 coupon: $690,572.05

Purchase Price:

Cash Amount Due, calculated by multiplying the Principal by 40% and further multiplying by 98.5%:  $2,232,798

Shares:

Amount of Shares due, determined by taking the Principle amount multiplied by 60% plus the Accrued Interest and dividing it by $2.15.

Number of Shares of Common Stock to be issued in exchange by Company: 1,902,684

Instructions for Delivery of Common Stock:

Name of Broker: Deutsche Bank
Broker DTC #: 573
Attention: Furyal Haider
Phone: (212) 250-5416
Email: furyal.haider@db.com

The Exchange Notes (check one):

☒           Are not “restricted securities” (see Section 4(d)(1))
☐           Are “restricted securities” (see Section 4(d)(2))
Date restricted Exchange Notes were issued: ___________________

Client Accounts	Amount of Bonds	Shares Receiving	Cash Receiving	DTC Participant	DTC #
Whitebox Convertible Arbitrage Partners, LP	406,000	136,314	159,964	Deutsche Bank	573
Whitebox Combined Partners, LP	2,630,000	883,017	1,036,220	Deutsche Bank	573
IAM-Mini Fund 14 Limited	131,000	43,983	51,614	Deutsche Bank	573
Pandora Select Partners, LP	1,000,000	335,748	394,000	Deutsche Bank	573
Whitebox Special Opportunities Fund LP, Series B	1,500,000	503,622	591,000	Deutsche Bank	573